FIRST AMENDMENT TO THE TIDAL ETF TRUST
INVESTMENT ADVISORY AGREEMENT

with

TOROSO INVESTMENTS, LLC

THIS FIRST AMENDMENT dated as of July 23, 2021, to the Investment Advisory Agreement dated as of March 24, 2021 (the “Agreement”), entered into by and between TIDAL ETF TRUST (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and TOROSO INVESTMENTS, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the SonicSharesTM Global Shipping ETF, as set forth on Amended Schedule A to the Agreement; and

WHEREAS, Section 21 of the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the purpose of adding the SonicSharesTM Global Shipping ETF, to be effective at the time the SonicSharesTM Global Shipping ETF commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL ETF TRUST    TOROSO INVESTMENTS, LLC
on behalf of its series listed on Amended Schedule A

By:     /s/ Eric W. Falkeis        By:    /s/ Daniel H. Carlson     Name:    Eric W. Falkeis        Name:    Daniel H. Carlson
Title:    President    Title:    Chief Financial Officer

AMENDED SCHEDULE A

to the TIDAL ETF TRUST
INVESTMENT ADVISORY AGREEMENT

with

TOROSO INVESTMENTS, LLC

Fund Name	Advisory Fee	Effective Date
SonicShares™ Airlines, Hotels, Cruise Lines ETF	0.75%	May 12, 2021
SonicShares™ Global Shipping ETF	0.69%	Commencement of Operations